                                                                   Exhibit 99.9
                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                             (Dollars in thousands)


                                                                                           AUG. 2, 2003   AUG. 3, 2002  FEB. 1, 2003
                                                                                           ------------   ------------  ------------
ASSETS

Current assets:
     Cash and equivalents                                                                    $   7,325     $   6,881     $   9,735
     Customer accounts receivable (less allowance for doubtful accounts:
         August 2, 2003 - $2,438; August 3, 2002 - $2,250; February 1, 2003 - $3,298)          113,577       117,138       127,786
     Merchandise inventories                                                                   144,286       146,799       138,748
     Other current assets                                                                       17,082        20,073        17,162
                                                                                             ---------     ---------     ---------
         Total current assets                                                                  282,270       290,891       293,431
                                                                                             ---------     ---------     ---------

Property, fixtures and equipment, less accumulated depreciation
     and amortization                                                                           88,027        96,237        90,181
Other Assets                                                                                    25,834        27,309        27,436
                                                                                             ---------     ---------     ---------
         Total assets                                                                        $ 396,131     $ 414,437     $ 411,048
                                                                                             =========     =========     =========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term obligations                                                $   3,896     $   7,311     $   5,456
     Accounts payable                                                                           51,280        39,627        40,607
     Other accrued liabilities                                                                  25,700        22,693        31,918
                                                                                             ---------     ---------     ---------
         Total current liabilities                                                              80,876        69,631        77,981
                                                                                             ---------     ---------     ---------

Long-term obligations, less current portion                                                    102,978       132,120       115,127
Deferred items                                                                                   8,568        13,502        11,214

Shareholders' equity:
     Common stock, no par, 11,585,457 shares at August 2, 2003, 11,528,587 shares at
         August 3, 2002, and 11,536,460 shares at February 1, 2003 issued and outstanding      243,444       243,382       243,419
     Unearned compensation - restricted stock                                                      (92)         (258)         (197)
     Deficit                                                                                   (38,654)      (40,208)      (34,043)
     Other comprehensive loss                                                                     (989)       (3,732)       (2,453)
                                                                                             ---------     ---------     ---------
         Total shareholders' equity                                                            203,709       199,184       206,726
                                                                                             ---------     ---------     ---------
         Total liabilities and shareholders' equity                                          $ 396,131     $ 414,437     $ 411,048
                                                                                             =========     =========     =========


See notes to condensed consolidated financial statements

                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                (Dollars in thousands, except per share amounts)


                                                                    13-WEEKS ENDED       13-WEEKS ENDED
                                                                     AUG. 2, 2003         AUG. 3, 2002
                                                                    --------------       --------------
Revenues:
     Net sales                                                       $    132,558         $    133,578
     Financing                                                              6,587                6,629
     Other                                                                    624                  697
                                                                     ------------         ------------
Total revenues                                                            139,769              140,904
                                                                     ------------         ------------

Costs and expenses:
     Cost of merchandise sold, occupancy, and buying expenses              97,385               95,938
     Selling, general, administrative, and other expenses                  38,590               39,909
     Depreciation and amortization                                          4,935                5,006
     Interest expense                                                       2,197                2,768
                                                                     ------------         ------------
         Total costs and expenses                                         143,107              143,621
                                                                     ------------         ------------

Loss before income tax benefit                                             (3,338)              (2,717)

Income tax benefit                                                         (1,202)                (978)
                                                                     ------------         ------------

Net loss                                                             $     (2,136)        $     (1,739)
                                                                     ============         ============


Net loss per common share - basic and diluted                        $      (0.19)        $      (0.15)
Weighted average number of shares outstanding                          11,415,401           11,378,922


See notes to condensed consolidated financial statements

                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                (Dollars in thousands, except per share amounts)


                                                                             26-WEEKS ENDED       26-WEEKS ENDED
                                                                              AUG. 2, 2003         AUG. 3, 2002
                                                                             --------------       --------------
Revenues:
     Net sales                                                                $    263,610         $    274,744
     Financing                                                                      13,449               13,787
     Other                                                                           1,323                1,385
                                                                              ------------         ------------
Total revenues                                                                     278,382              289,916
                                                                              ------------         ------------
Costs and expenses:
     Cost of merchandise sold, occupancy, and buying expenses                      194,525              201,083
     Selling, general, administrative, and other expenses                           76,550               81,404
     Depreciation and amortization                                                   9,852                9,977
     Interest expense                                                                4,660                5,608
                                                                              ------------         ------------
         Total costs and expenses                                                  285,587              298,072
                                                                              ------------         ------------
Loss before income tax benefit                                                      (7,205)              (8,156)
Income tax benefit                                                                  (2,594)              (2,936)
                                                                              ------------         ------------
Loss before cumulative effect of changes in accounting principles                   (4,611)              (5,220)
Cumulative effect of changes in accounting principles                                   --              (15,118)
                                                                              ------------         ------------
Net loss                                                                      $     (4,611)        $    (20,338)
                                                                              ============         ============

Net loss per common share - basic and diluted
     Loss before cumulative effect of changes in accounting principles        $      (0.40)        $      (0.46)
     Cumulative effect of changes in accounting principles                              --                (1.33)
                                                                              ------------         ------------
Net loss                                                                      $      (0.40)        $      (1.79)
Weighted average number of shares outstanding                                   11,411,101           11,374,378


See notes to condensed consolidated financial statements

                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
                 Condensed Consolidated Statements Of Cash Flows
                             (Dollars in thousands)


                                                                   26-WEEKS ENDED   26-WEEKS ENDED
                                                                   AUGUST 2, 2003    AUG. 3, 2002
                                                                   --------------   --------------
Cash flows from operating activities:                                 $ 18,773         $ 21,098

Cash flows from investing activities:
     Capital expenditures, net                                          (7,481)          (4,604)
     Proceeds from the disposal of investments                              --              326
                                                                      --------         --------
            Net cash used in investing activities                       (7,481)          (4,278)

Cash flows from financing activities:
     Net payments under asset securitization agreement                 (20,433)          (8,133)
     Net borrowings (payments) under revolving lines of credit           9,531           (6,465)
     Payments on long-term obligations                                  (2,807)          (3,792)
     Issuance of an installment note                                        --            3,464
     Debt acquisition payments                                              --           (2,098)
     Other                                                                   7              (57)
                                                                      --------         --------
            Net cash used in financing activities                      (13,702)         (17,081)
                                                                      --------         --------
Decrease in cash and equivalents                                        (2,410)            (261)
Cash and equivalents - beginning of period                               9,735            7,142
                                                                      --------         --------
Cash and equivalents - end of period                                  $  7,325         $  6,881
                                                                      ========         ========

Supplemental cash flow information:
     Interest paid                                                    $  4,703         $  6,019
Supplemental non-cash investing and financing activities:
     Capital leases                                                                         337


See notes to condensed consolidated financial statements.

                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
              Notes to Condensed Consolidated Financial Statements

1.    BASIS OF PRESENTATION

      The accompanying unaudited condensed consolidated financial statements include accounts of The Elder-Beerman Stores Corp. and its wholly-owned subsidiaries (the "Company"). All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, the Company has made all adjustments (primarily consisting of normal recurring accruals) considered necessary for a fair presentation for all periods presented.

      Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company's business is seasonal in nature and the results of operations for the interim periods are not necessarily indicative of the results for the full fiscal year. It is suggested these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended February 1, 2003. Certain reclassifications have been made to the second quarter of 2002 financial statements to conform to the second quarter of 2003 financial statement presentation.

2.    PER SHARE AMOUNTS

      Net earnings (loss) per common share is computed by dividing net earnings
(loss) by the weighted-average number of common shares outstanding during the period presented. Stock options, restricted shares, and deferred shares represent potential common shares and are included in computing diluted earnings per share when the effect would be dilutive. Dilutive potential common shares for the 13 weeks ended August 2, 2003 and August 3, 2002 were 776,447 and 117,129, respectively. Dilutive potential common shares for the 26 weeks ended August 2, 2003 and August 3, 2002 were 483,113 and 86,692, respectively. There was no dilutive effect of potential common shares for the periods presented.

3.    STOCK-BASED COMPENSATION

      In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires expanded and more prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method on reported results. This statement was effective for interim financial statements beginning after December 15, 2002. The Company continues to measure compensation cost for stock options issued to employees and directors using the intrinsic value based method of accounting in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees.

      Total compensation costs charged to loss before income tax benefit for all stock-based compensation awards was approximately $0.1 million for the first half of 2003 and the first half of 2002. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation (dollars in thousands, except per share data):

                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
        Notes to Condensed Consolidated Financial Statements - Continued


                                              THIRTEEN WEEKS ENDED         TWENTY-SIX WEEKS ENDED
                                              --------------------         ----------------------
                                        AUGUST 2, 2003  AUGUST 3, 2002  AUGUST 2, 2003  AUGUST 3, 2002
                                        --------------  --------------  --------------  --------------
Net loss as reported                       $(2,136)        $(1,739)        $(4,611)        $(20,338)
   Deduct: Additional stock-based
      compensation under fair value
      based method, net of tax                (107)           (137)           (237)            (274)
                                           -------         -------         -------         --------
Pro forma net loss                         $(2,243)        $(1,876)        $(4,848)        $(20,612)
                                           =======         =======         =======         ========
Loss per common share - diluted:
   As reported                             $ (0.19)        $ (0.15)        $ (0.40)        $  (1.79)
   Pro forma                               $ (0.20)        $ (0.16)        $ (0.42)        $  (1.81)


4.    SHAREHOLDERS' EQUITY

      The comprehensive loss for the 13 weeks ended August 2, 2003 and August 3, 2002, was $1.4 million and $2.0 million, respectively. The comprehensive loss for the 26 weeks ended August 2, 2003 and August 3, 2002, was $3.1 million and $20.2 million, respectively. Following is a reconciliation between net loss and comprehensive loss (dollars in thousands):

                                                THIRTEEN WEEKS ENDED          TWENTY-SIX WEEKS ENDED
                                                --------------------          ----------------------
                                          AUGUST 2, 2003  AUGUST 3, 2002  AUGUST 2, 2003  AUGUST 3, 2002
                                          --------------  --------------  --------------  --------------
Net loss                                     $(2,136)        $(1,739)        $(4,611)        $(20,338)
   Net unrealized gain (loss) on cash
   flow hedges, net of tax                       695            (286)          1,464              179
                                             -------         -------         -------         --------
Comprehensive loss                           $(1,441)        $(2,025)        $(3,147)        $(20,159)
                                             =======         =======         =======         ========


5.    DERIVATIVE FINANCIAL INSTRUMENTS

      The Company utilizes interest rate swap agreements to effectively establish long-term fixed rates on borrowings under the Securitization Facility, thus reducing the impact of interest rate changes on future income. These swap agreements, which are designated as cash flow hedges, involve the receipt of variable rate amounts in exchange for fixed rate interest payments over the life of the agreements. The fair value of the Company's swap agreements was a $1.5 million liability at August 2, 2003, a $5.7 million liability at August 3, 2002, and a $3.8 million liability at February 1, 2003. This liability is included in deferred items on the condensed consolidated balance sheet. The adjustment to record the net change in fair value was recorded, net of income taxes, in other comprehensive loss. There was no ineffectiveness during the 26 week period ended August 2, 2003. In fiscal 2003, the Company expects the amounts to be reclassified out of other comprehensive loss to earnings to be immaterial to the financial statements.

6.    IMPLEMENTATION OF NEW ACCOUNTING STANDARDS

      In April 2002, SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, was issued. SFAS No. 145 primarily rescinds SFAS No. 4 which allowed gains or losses from the extinguishment of debt to be classified as an extraordinary item. As a result, the criteria set forth by APB Opinion No. 30 will now be used to classify those gains or losses. SFAS No. 145 becomes effective for fiscal years beginning after May 15, 2002. The Company adopted SFAS No. 145 as of February 2, 2003, the beginning of our new fiscal year. The adoption of SFAS No. 145 did not have a material impact on the financial statements.

                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
        Notes to Condensed Consolidated Financial Statements - Continued


7.    NEW ACCOUNTING STANDARDS NOT YET ADOPTED

      In April 2003, SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, was issued. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Primarily the changes in this statement improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for all contracts entered into or modified after June 30, 2003, and all hedging relationships entered into after June 30, 2003. Management does not believe the adoption of this statement will have a material impact on the Company's financial statements.

      In May 2003, SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued. This statement requires that certain financial instruments that under previous guidance could be accounted for as equity, should now be classified as a liability in the statement of financial position. This statement is effective May 31, 2003 for new or modified financial instruments, otherwise it is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe the adoption of this statement will have a material impact on the Company's financial statements.

8.    ASSET IMPAIRMENT AND OTHER EXPENSES

      On January 7, 2003 the Company announced its plan to close its Forest Fair Mall department store located in Cincinnati, OH. During the 13 weeks ended May 3, 2003 the Company recorded pre-tax costs of $0.9 million for excess inventory markdowns and $0.1 million for severance and other costs. The closing was completed April 29, 2003.

      The following is a summary related to the severance and other costs for the 26 weeks ended August 2, 2003 (dollars in thousands):


Severance and other costs:
   Balance as of February 1, 2003 ...        $   179
   Charge recorded ..................            154
   Used for intended purpose ........           (333)
                                             -------
   Balance as of August 2, 2003 .....        $     0
                                             =======

Executive retirement and other costs:

   Balance as of February 1, 2003 ...        $ 1,431
   Used for intended purpose ........           (372)
                                             -------
   Balance as of August 2, 2003 .....        $ 1,059
                                             =======

9.    RECENT EVENTS

      On September 15, 2003, the Company entered into an Agreement and Plan of Merger with The Bon-Ton Stores, Inc. ("Bon-Ton") and its wholly owned subsidiary Elder Acquisition Corp. ("B-T Sub"). The merger agreement provides for the sale of the Company to Bon-Ton and that shareholders of the Company will receive $8.00 per share in cash for their common shares.

      Pursuant to the terms of the merger agreement with Bon-Ton, Bon-Ton will, on or before September 23, 2003, commence a tender offer to purchase all of the outstanding Company shares, followed by a second step merger of Elder-Beerman with B-T Sub. Elder-Beerman will be the surviving corporation in the merger. Completion of the tender offer is conditioned, among other things, upon: (i) at least two-thirds of Elder-Beerman's outstanding common shares, on a fully diluted basis, being tendered and not withdrawn prior to the expiration date of the offer, (ii) the proceeds of the financings under Bon-Ton's commitment letters being available to Bon-Ton and (iii) satisfaction of applicable regulatory requirements.

      On June 25, 2003, Elder-Beerman entered into a merger agreement with Wright Holdings, Inc. In connection Elder-Beerman's execution of its merger agreement with Bon-Ton, the Company terminated its merger agreement with Wright Holdings, Inc.

                 THE ELDER-BEERMAN STORES CORP. AND SUBSIDIARIES
        Notes to Condensed Consolidated Financial Statements - Continued


10.   SEGMENT REPORTING

      The following table sets forth financial information by segment, (dollars in thousands):


                                           THIRTEEN WEEKS ENDED               TWENTY-SIX WEEKS ENDED
                                           --------------------               ----------------------
                                     AUGUST 2, 2003    AUGUST 3, 2002    AUGUST 2, 2003    AUGUST 3, 2002
                                     --------------    --------------    --------------    --------------
Department Store
     Revenues ..................        $ 133,182         $ 134,275         $ 264,933         $ 276,129
     Operating loss ............           (4,091)           (3,923)           (8,273)           (8,143)

Finance Operations
     Revenues ..................        $   6,587         $   6,629         $  13,449         $  13,787
     Operating profit ..........            4,040             4,054             8,336             8,611

Segment Subtotal
     Revenues ..................        $ 139,769         $ 140,904         $ 278,382         $ 289,916
     Operating profit (loss) (1)              (51)              131                63               468


      (1) Segment operating profit (loss) is reconciled to loss before income tax benefit as follows:


                                              THIRTEEN WEEKS ENDED            TWENTY-SIX WEEKS ENDED
                                              --------------------            ----------------------
                                          AUGUST 2, 2003   AUGUST 3, 2002  AUGUST 2, 2003  AUGUST 3, 2002
                                          --------------   --------------  --------------  --------------
Segment operating profit (loss) ......        $   (51)        $   131         $    63         $   468
     Store closing costs & other costs             (5)           (116)         (1,063)         (2,152)
     Asset impairment ................             --              --              --          (1,037)
     Interest expense ................         (2,197)         (2,768)         (4,660)         (5,608)
     Merger costs ....................           (686)             --            (686)             --
     Other ...........................           (399)             36            (859)            173
                                              -------         -------         -------         -------
                                              $(3,338)        $(2,717)        $(7,205)        $(8,156)
                                              =======         =======         =======         =======